FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

AUG 01 1997
No. C16546-97
/s/DEAN HELLER
Dean Heller, Secretary of State



                            ARTICLES OF INCORPORATION
                                       OF
                               MEXIMED INDUSTRIES



        The undersigned, to form a Nevada corporation CERTIFIES THAT

        I.  NAME: The name of the corporation is: MEXIMED INDUSTRIES.

        II. REGISTERED OFFICE; RESIDENT AGENT : The location of the registered office of this corporation within the State of Nevada is 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509; this corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the corporation; and this corporation may conduct all corporation business of every kind or nature, including the holding of any meetings of directors or shareholders, inside or outside the State of Nevada, as well as without the State of Nevada.

        The Resident Agent for the corporation shall be Michael J Morrison Esq., 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509

        III. PURPOSE:  The  purpose for which this corporation is formed is:
To engage in any lawful activity.

        IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the corporation shall be TWENTY-FIVE THOUSAND Dollars ($25,000.00), consisting of TWENTYFIVE MILLION (25,000,000) shares of Common Stock, par value $.001 per share.

        V. IN INCORPORATOR: The name and post office address of the Incorporator signing these Articles of Incorporation is as follows

              NAME                          POST OFFICE ADDRESS

              Rita S Dickson                1025 Ridgeview Drive ##400
                                            Reno, Nevada 89509

        VI. DIRECTORS: The governing board of this corporation shall be known as directors, and the first Board shall consist of three (3) directors.

        So long as all of the shares of this corporation are owned beneficially and of record by either one or two shareholders, the number

                                                                       EXHIBIT A
of Directors may be fewer than three but not fewer than the number of shareholders.

The number of directors may, pursuant to the By-Laws, be increased or decreased by the Board of Directors, provided there shall be no less than one (1) nor more than nine (9) Directors.

The name and post office addresses of the directors constituting the first Board of Directors is as follows:

         NAME                                     POST OFFICE ADDRESS

ROBERT MICHAEL GELFAND                      #30 B Cedar Tower, President Park
                                            99 Soi Kasem Sukhumvit 24 Road
                                            Klogton, Klongtoey, Bangkok 10110
                                            THAILAND

THOMAS GELFAND                              6240 Ash Street
                                            Vancouver, BC
                                            CANADA V5Z 3G9

FREDERICK STEVEN FISHER                     #30 B Cedar Tower, President Park
                                            99 Soi Kasem Sukhumvit 24 Road
                                            Klogton, Klogtoey, Bangkok 10110
                                            THAILAND

        VII. STOCK NON-ASSESSABLE: The capital stock, or the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

        VIII TERM OF EXISTENCE: This corporation shall have perpetual existence

        IX. CUMULATIVE VOTING No cumulative voting shall be permitted it the election of directors

        X. PREEMPTIVE RIGHTS: Shareholders shall not be entitled to preemptive rights.

        XI. LIMITED LIABILITY: No officer or director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability (i) for any breach of the officer or director's duty of loyalty to the Corporation or ITS Stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the officer or director derived any improper personal benefit. If the Nevada General Corporation Law is amended after the date of incorporation to authorize corporate action further eliminating or limiting the personal liability of officers or directors, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, or amendments thereto. No repeal or modification of this paragraph shall adversely affect any right or protection of an officer or director of the Corporation existing at THE time of such repeal or modification.

        XII. INDEMNIFICATION: Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of the Corporation or is or was serving at the request of the Corporation as an officer or directorof another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans whether the basis of such proceeding is alleged action in an official capacity as an officer or director or in any other capacity while serving as an officer or director shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith AND such indemnification shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided herein with respect to proceedings seeking to enforcerights to indemnification, the Corporation shall indemnify any such person seeking indemnification inconnection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by THE Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in DEFENDING ANY SUCH PROCEEDING in advance OF ITS FINAL DISPOSITION; PROVIDED however, that, if the Nevada General Corporation Law requires THE payment of such expenses incurred by an officer or director in his or her capacity as an officer or director (and not in any other capacity in which service was or is rendered by such person while an officer or director, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it shall ultimately be determined that such officer or director is not entitled to be indemnified under this Section or otherwise.

        If a claim hereunder is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Nevada General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by THE Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation,
By-Law, agreement, vote of Stockholders ox disinterested directors or otherwise.

        The Corporation may maintain insurance, at its expense, to protect itself and any officer, director, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation Law.

        The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification to any employee or agent of the Corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of officers and directors of the Corporation or individuals serving at the request of the Corporation as an officer, director, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

        THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, does make and file these Articles of Incorporation, hereby declaring and certifying the facts herein stated are true, and, accordingly, has hereunto set her hand this 14th day of July, 1997.


                                          /s/RITA S. DICKSON
                                          ------------------
                                             Rita S. Dickson


STATE OF NEVADA    )
                   ) ss.
COUNTY OF WASHOE   )


On this 14th day of July, 1997, before me a Notary Public personally appeared Rita S. Dickson, who acknowledged to me that she executed the above instrument.



                                          /s/WILLETT Y. SMITH
                                          -------------------
                                          Notary Public

                                          [SEAL OF NOTARY PUBLIC GOES HERE]
                                          NOTARY PUBLIC - STATE OF NEVADA
                                          APPOINTMENT Recorded in Washoe County
                                          MY APPOINTMENT EXPIRES AUG. 23,1999

                           CERTIFICATE OF ACCEPTANCE
                        OF APPOINTMENT BY RESIDENT AGENT

        In the Matter of MEXIMED INDUSTRIES, I, Michael J. Morrison, with address at 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509, hereby accept the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

        Furthermore, that the mailing address for the above registered office is 1025 Ridgeview Drive, Suite 400, Reno, Nevada 89509.

        IN WITNESS WHEREOF, I hereunto set my hand this 14th day of July, 1997.

                                By:/s/MICHAEL J. MORRISON
                                   --------------------------------------
                                      Michael J. Morrison, Resident Agent


FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

AUG 01 1997

No. C16546-97

/s/DEAN HELLER
   -------------------------------
   Dean Heller, Secretary of State

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JAN 27 1999
No. C16546-97
/s/DEAN HELLER
Dean Heller, Secretary of State


                            CERTIFICATE OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                               MEXIMED INDUSTRIES

        The undersigned, being the President and Secretary of Meximed Industries, hereby declares that the original Articles of the corporation were filed witht he Secretary of State of the State of Nevada on August 1, 1997 Pursuant to the provisions of NRS 78.385-390, at a duly noticed and convened meeting on January 25, 1999, the Shareholders of the corporation, representing a majority of the voting power of the Company's Common Stock, unanimously voted for the follwoing amendments to the Articles of Incorporation:

        ARTICLE I: NAME: The name of the corporation is Digital Video Display Technology Corp.

        ARTICLE IV. AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the coporation shall be One Hundred Thousand Dollars ($100,000), consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $.001 per share.

        The total number of shares of common Stock of the Company issued and outstanding on January 25, 1999 were forward split on the basis of 21 for 1, without affecting the total authorized shares and retaining the par value of $.001 per share.

        As a result of the split, any fractional shares shall be rounded up to the next whole share.

        This amendment and the share split shall be effective on January 25, 1999.

        THE UNDERSIGNED, being President and Secretary of Meximed Industries hereby declares and certifies that the facts herein stated are true and, accordingly, has hereunto set his hand this 26th day of January 1999.

                                /s/THOMAS GELFAND
                                   ---------------------------------------
                                   Thomas Gelfand, President and Secretary

STATE OF NEVADA     )
                    )  ss:
COUNT OF WASHOE     )


        On this 26th day of January, 1999, before me, a Notary Public, personally appeared Thomas Gelfand, personally known or proven to be the President and Secretary of Meximed Industries and that the executed the above instrument.

                                /s/RITA S. DICKSON
                                   ---------------------------------------
                                   Notary Public

                                   [NOTARY SEAL GOES HERE]
                                         Rita S. Dickson
                                   Notary Public - State of Nevada
                                   Appointment Recorded in Washoe County
                                   No. 93-0005-2 Expires APR. 21, 2001

STATE OF NEVADA
SECRETARY OF STATE

I hereby certify that this is a
true and complete copy of
the document as filed in this
office.

JAN 27 '99

/s/DEAN HELLER
   ----------------
   Dean Heller
   Secretary of State

By:/s/D. FARMER

FILED#C16546-97

JUL 12 2001
IN THE OFFICE OF
/s/DEAN HELLER
DEAN HELLER, SECRETARY OF STATE



                            CERTIFICATE OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                     DIGITAL VIDEO DISPLAY TECHNOLOGY CORP.

        The undersigned, being both the President and Secretary of Digital Video Display Technology Corp., hereby declares that the original Articles of the corporation were filed witht he Secretary of State of the State of Nevada on August 1, 1997, and amended on January 27, 1999. Pursuant to the provisions of NRS 78.385-390, at a duly noticed and convened meeting of the Board of Directors and Shareholders of the corporation, by majority vote, the following amendment to the Articles of Incorporation of Digital Video Display Technology Corp. was duly adopted:

        ARTICLE I:      NAME:  the name of the corporation is Iconet, Inc.

        ARTICLE IV: AUTHORIZATION OF CAPITAL STOCK: The amount of the total authorized capital stock of the corporation shall be One Hundred Thousand Dollars ($100,000), consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $.001 per share.

        The total number of shares of Common Stock of the Company issued and outstanding on July 9, 2001 were reverse split on the basis of 1 for 200, without affecting the 100,000,000 total authorized shares and retaining the par value of $.001 per share shall be rounded up to the next whole share.

        This amendment and the reverse stock split shall be effective on July 9, 2001.

        THE UNDERSIGNED, being the President and Secretary of Digital Video Display Technology Corp. hereby declares and certifies that the facts herein stated are true and, accordingly, has hereunto set his hand this 10th day of July, 2001.


                                        /s/RANDY MILLER
                                        -----------------------------------
                                        Randy Miller, President & Secretary

CITY OF TORONTO, CANADA:

        On this 10th day of July, 2001, before me, a Notary Public, personally appeared Randy Miller, personally known to me or proven to me, and who acknowledged to me, that he is the President and Secretary of Digital Video Display Technoloty Corp. and that he executed the above Certificate of Amendmen to Articles of Incorporation, dated July 10, 2001.

                        /s/JAY VEIRA
                           ----------------------------------------
                           Notary Public

            STATE OF NEVADA
          SECRETARY OF STATE

I hereby certify that this is a true and complete copy of the document as filed in this office.

JUL 12 2001

/s/DEAN HELLER
----------------------
DEAN HELLER

BY:/s/